Exhibit 10.55

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into on March 21, 2012 by and among:

1.                                       VODone Limited, a company incorporated under the Laws of Bermuda (“VODone”),

2.                                       China Mobile Games and Entertainment Group Limited, a company incorporated under the Laws of the Cayman Islands (the “Company”),

3.                                       Core Tech Resources Inc., a company incorporated under the Laws of British Virgin Islands (the “Core Tech”),

4.                                       MediaTek Inc., a company organized under the Laws of the Republic of China (the “MTK”), and

5.                                       PVG Venture Capital Partners (Wuxi), Limited Partnership, a company organized under the Laws of the People’s Republic of China (“PVG”).

Core Tech and PVG are collectively referred to herein as “Investors”.  Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.                                   Core Tech is a wholly owned subsidiary of MTK.

B.                                     VODone has a shareholding of approximately 69.5% of the Company’s outstanding Ordinary Shares and is the controlling shareholder of the Company.

C.                                     The Company is engaged in the business of development, operation, sale and distribution of mobile games in China (the “Business”).

D.                                    The Company seeks to develop a long-term strategic partnership with MTK and seeks expansion capital to grow the Business; accordingly, it seeks to secure an investment from the Investors, on the terms and conditions set forth herein.  The Investors wish to invest in the Company by subscribing for, and the Company wishes to issue and sell to the Investors, such number of Ordinary Shares set forth opposite the Investors’ names on Schedule I pursuant to the terms and subject to the conditions of this Agreement.

E.                                      The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.                                      Definitions.

Except as otherwise defined herein, the following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in Hong Kong or the Cayman Islands.

“Cayman Companies Law” means the Companies Law (2011 Revision) of the Cayman Islands, as may be further amended, restated, supplemented or otherwise modified from time to time.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Contract” means a written contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.  The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“ESOP” means any employee stock option plan, share purchase plan, equity incentive plan or similar benefit arrangement implemented or that may be implemented by the Company for employees, officers or other service providers of the Company.

“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Company” means the Company and each of its Subsidiaries, and “Group” refers to all of Group Companies collectively.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IPO” means the Company’s initial public offering of its Ordinary Shares and listing on the New York Stock Exchange, Nasdaq Stock Market or other internationally-recognized securities exchange.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended.

“Market Capitalization” means the product of (i) the price per share of the Ordinary Shares first offered and sold on the IPO, multiplied by (ii) the total number of issued and outstanding Ordinary Shares immediately following the closing of the IPO.

“Material Adverse Effect” means any event, occurrence, fact, condition, change or development that, individually or together with other events, occurrences, facts, conditions, changes or developments, has had a material adverse effect on (i) the business, properties, assets, results of operations or financial condition of the Group, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement; provided that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) conditions affecting the industry in which the Company or any of its Subsidiaries participates, the PRC economy as a whole or the global markets in general; (b) any change in applicable Laws or accounting requirements or principles or the interpretation thereof; (c) any actions required to be taken under applicable Laws; (d) an earthquake or other natural disaster or the commencement, continuation or escalation of a war, civil unrest, armed hostilities or act of terrorism; (e) any action taken at the request or with the consent of the Investors; or (f) any matter known to the Investors as of the date of this Agreement.

“Memorandum and Articles” means the Memorandum and Articles of Association of the Company, as currently in effect, attached hereto as Exhibit A.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.001 per share.

“PBOC Rate” means, for any day, the one (1) year USD deposit interest rate for foreign currency deposit established from time to time by The People’s Bank of China.  Any change in the PBOC rate (or any component thereof) shall take effect at the opening of business on the day such change occurs”

“Permitted Issuance” means (i) any Equity Securities issued pursuant to any ESOP, (ii) any Equity Securities offered to the public pursuant to the IPO if the Market Capitalization exceeds US$300,000,000, (iii) any Equity Securities issued as a result of any share split, share dividend, capital reorganization, recapitalization or reclassification of Ordinary Shares, and (vi) any additional Investor Shares issued to the Investors pursuant to Section 8.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but, solely for the purposes of this Agreement and the other Transaction Documents, excluding the Hong Kong, the Macau Special Administrative Region and Taiwan.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Taxes” means all taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction Documents” means this Agreement and the Memorandum and Articles.

“Warrantors” means the Company and VODone.

2.                                      Purchase and Sale of Ordinary Shares.

2.1                               Sale and Issuance of Ordinary Shares.  On or prior to the Closing (as defined below), the Company shall have authorized the sale and issuance of up to an aggregate of 26,485,961 Ordinary Shares having the rights, privileges, preferences and restrictions set forth in the Memorandum and Articles.  Subject to the terms and conditions of this Agreement and the satisfaction or waiver of all conditions to the Closing set forth in Section 5 and Section 6 hereof, each Investor agrees to subscribe for and purchase, and MTK shall cause Core Tech to subscribe for and purchase, and the Company agrees to issue and sell to each Investor such number of Ordinary Shares set forth opposite such Investor’s name on Schedule I (the “Investor Shares”) at a purchase price of US$0.45307 per share (the “Initial Per Share Price”) for an aggregate purchase price of the amount set forth opposite such Investor’s name on Schedule I (the “Purchase Price”) for each Investor.

2.2                               Closing.

(i)                                     Closing.  The consummation of the sale and issuance of the Investor Shares pursuant to Section 2.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures at the earlier of (i) as soon as practicable, but in no event later than three (3) Business Days after all conditions to the Closing specified in Section 5 and Section 6 hereof have been waived or satisfied (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing) or (ii) April 21, 2012, provided that the Closing date may be extended in writing upon mutual agreement of the Company and the Investors.

(ii)                                  Deliveries by the Company at Closing.  At the Closing, in addition to any items the delivery of which is made an express condition to the Investors’ obligations at the Closing pursuant to Section 5, the Company shall deliver to the Investors the updated register of members of the Company, reflecting the issuance to the Investors of the Investor Shares being purchased by the Investors at the Closing pursuant to Section 2.1.  Within five (5) Business Days of the Closing, the Company shall deliver to each Investor a duly executed certificate issued in the name of such Investor representing the Investor Shares.

(iii)                               Deliveries by the Investors at Closing.  At the Closing, the Investors shall, and MTK shall cause Core Tech to (a) deliver to the Company all of the items the delivery of which is made an express condition to the Company’s obligations at the Closing pursuant to Section 6, and (b) fully pay the Purchase Price for the Investor Shares being purchased by them by wire transfer of immediately available funds in U.S. dollars to an account designated by the Company.

3.                                      Representations and Warranties of the Warrantors.  Subject to such exceptions as may be specifically provided otherwise by the Warrantors to the Investors or MTK, each of the Warrantors hereby represents and warrants, jointly and severally, to the Investors or MTK that:

3.1                               Organization.  Each Group Company and VODone is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the place of its incorporation, establishment or organization.  Each Group Company has all requisite corporate power and authority to carry on its business and is duly qualified to transact business in each jurisdiction in which it operates business and where the failure to so qualify would have a Material Adverse Effect.  The Company does not have any liabilities except the liabilities incurred in the ordinary course of business or obligations.

3.2                               Capitalization. The authorized share capital of the Company is US$1,000,000 divided into 1,000,000,000 Ordinary Shares with a par value of US$0.001 each.  The capitalization table of the Company prior to the Closing and immediately after the Closing is attached hereto as Schedule II.

3.3                               Charter Documents.  The Charter Documents of each Group Company are in the form provided to the Investors.  A copy of the Memorandum and Articles of the Company, as currently in effect, is attached hereto as Exhibit A.

3.4                               Authorization.  Each of the Warrantors has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder.  All actions on the part of Warrantors necessary for the authorization, execution, delivery and performance of the Transaction Documents to which each of them is a party, have been taken.

3.5                               Consents.  All Consents from or with any Governmental Authority required in connection with the valid execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of the Company or VODone have been duly obtained or completed and are in full force and effect.

3.6                               No Conflicts.  The execution, delivery and performance of each Transaction Document by the Company or VODone do not, and the consummation by such party of the transactions contemplated thereby will not, result in any violation of, be in conflict with, or constitute a default under, any applicable Laws or any provision of its Charter Documents.

3.7                               Compliance.  Each Group Company has been in compliance in all material respects with applicable Laws and its Charter Documents.

3.8                               Binding Effect; Enforceability.  Each Transaction Document has been duly executed and delivered by the Warrantors, constitutes valid and binding obligations of the Warrantors, enforceable against each of them in accordance with the terms thereof.

3.9                               Books and Records; Minutes.  All accounts, ledgers, material files, documents, instruments, papers, books and records relating to the business, operations, conditions (financial or other) of each Group Company, results of operations, and assets and properties of each Group Company (collectively, the “Books and Records”), each as supplied to the Investors and their representatives upon request, are true, correct, complete and current in all material respects; there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they have been maintained in accordance with applicable laws and relevant industry standards including the maintenance of an adequate system of internal controls.  The minute books of each Group Company, as made available to the Investors and their representatives, contain complete and accurate records of all material meetings of, and material corporate actions or written consents by, the shareholders and the board of directors of such Group Company and, to the extent that such minute books are deficient, all material information not contained in such minutes has been conveyed to the Investors in either oral or written form.

3.10                        Financial Statements.  The financial statements (the “Financial Statements”) delivered by the Company to the Investors are true, accurate and complete and present fairly in all material respects the financial condition and position of the Group Companies as of the respective dates thereof and the results of operations of the Group Companies for the periods covered thereby.

3.11                        Tax Matters.  Each Group Company has timely filed all Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable laws to be filed with competent tax authority, all such Tax Returns are accurate, complete and correct in all material respects, and each Group Company has timely paid all Taxes due, whether or not such Taxes are shown as due on such Tax Returns; provided that any failure to file or repay timely would not result in a Material Adverse Effect.  None of the Group Companies has made any elections pursuant to any applicable Tax laws, rules and regulations (other than elections that relate solely to methods of accounting, depreciation or amortization) that would result in a Material Adverse Effect. Since their respective date of incorporation, no Group Company has incurred any taxes, assessments or governmental charges, other than in the ordinary course of business, that would result in a Material Adverse Effect, and each Group Company has made adequate provisions on its respective books of account (in accordance with US GAAP) for all actual and contingent Taxes with respect to its consolidated business, properties and operations for such period.  Each Group Company has withheld or collected from each payment made to each of its employees, the amount of all Taxes required to be withheld or collected therefrom, and has paid the same to the proper tax authority, provided that any failure to withheld or collect would not result in a Material Adverse Effect.

3.12                        Litigation.  There is no litigation pending or, to the best of the Company’s knowledge, threatened against or affecting any Group Company, or any of its respective assets or properties, nor does the Company have knowledge of any facts which are likely to give rise to any such litigation.

3.13                        Material Contracts.  All agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which a Group Company is a party or by which it is bound that (i) are material to the conduct and operations of its business and properties, (ii) involve any of the officers, consultants, directors, employees or shareholders of such Group Company, on the one hand, and such Group Company, on the other hand, or (iii) obligate such Group Company to share, license or develop any product or technology (collectively, “Material Contracts”) have been made available to the Investors upon request and are disclosed to the Investors, either in summary form or as true copies.  None of the Group Companies is in default or breach under any of the Material Contracts.

3.14                        Employee Matters.  Each Group Company has complied in all material aspects with all applicable employment and labor laws.

3.15                        Offshore Transaction. Neither the Company nor any of its Affiliates nor any person acting on behalf of the Company or any of its Affiliates has engaged or will engage in “directed selling efforts” (as such term is defined in Rule 902 of Regulation S (“Regulation S”) promulgated under the US Securities Act of 1933, as amended (the “Act”), with respect to the Investor Shares and the Company has complied and will comply with the offering requirements and restrictions of Regulation S, including the sale of the Investor Shares in an “offshore transaction” (as such term is defined in Regulation S) in accordance with Regulation S. As of the Closing, the Company reasonably believes that no “substantial US market interest” (as such term is defined in Rule 902 of Regulation S) exists in the Investor Shares or in any security of the Company which is of the same class or series as the Investor Shares.

4.                                      Representations and Warranties of the Investors and MTK.

4.1                               Each of Core Tech and MTK hereby represents and warrants, jointly and severally, to the Warrantors that:

4.1.1                                 Organization.  Each of Core Tech and MTK is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the place of its incorporation, establishment or organization.

4.1.2                                 Authorization.  Each of Core Tech and MTK has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder.  All actions on the part of each of Core Tech and MTK necessary for the authorization, execution, delivery and performance of the Transaction Documents to which it is a party, have been taken.

4.1.3                                 Consents.  Except for the Consents that have been expressly disclosed to the Warrantors, all Consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents to which each of Core Tech and MTK is a party, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of each of Core Tech and MTK have been duly obtained or completed and are in full force and effect.  Core Tech and MTK shall use their best efforts to obtain all relevant Consents for the Closing.

4.1.4                                 No Conflicts.  The execution, delivery and performance of each Transaction Document by each of Core Tech and MTK does not, and the consummation by such party of the transactions contemplated thereby will not, result in any violation of, be in conflict with, or constitute a default under, any applicable Laws or any provision of its Charter Documents.

4.1.5                                 Purchase for Own Account.  The Investor Shares being purchased by the Core Tech will be acquired for the Core Tech’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.  Each of Core Tech and MTK acknowledges that its investment in the Company is highly speculative and entails a substantial degree of risk.

4.1.6                                 Binding Effect; Enforceability.  Each Transaction Document has been duly executed and delivered by each of Core Tech and MTK (to the extent it is a party), constitutes valid and binding obligations of each of Core Tech and MTK, enforceable against it in accordance with the terms thereof.

4.1.7                                 Restriction on Resales.  Core Tech understands that the Investor Shares to be purchased have not been registered under the Act, by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Core Tech’s representations as expressed herein or otherwise made pursuant hereto.  Core Tech acknowledges that the Investor Shares may be sold, transferred or otherwise disposed of only in the manner permitted under the Act.

4.2                               PVG hereby represents and warrants to the Warrantors that:

4.2.1                                 Organization.  PVG is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the place of its incorporation, establishment or organization.

4.2.2                                 Authorization.  PVG has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder.  All actions on the part of PVG necessary for the authorization, execution, delivery and performance of the Transaction Documents to which it is a party, have been taken.

4.2.3                                 Consents.  Except for the Consents that have been expressly disclosed to the Warrantors, all Consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents to which PVG is a party, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of PVG, have been duly obtained or completed and are in full force and effect.  PVG shall use its best efforts to obtain all relevant Consents for the Closing.

4.2.4                                 No Conflicts.  The execution, delivery and performance of each Transaction Document by PVG do not, and the consummation by such party of the transactions contemplated thereby will not, result in any violation of, be in conflict with, or constitute a default under, any applicable Laws or any provision of its Charter Documents.

4.2.5                                 Purchase for Own Account.  The Investor Shares being purchased by PVG will be acquired for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.  PVG acknowledges that its investment in the Company is highly speculative and entails a substantial degree of risk.

4.2.6                                 Binding Effect; Enforceability.  Each Transaction Document has been duly executed and delivered by PVG, constitutes valid and binding obligations of PVG, enforceable against it in accordance with the terms thereof.

4.2.7                                 Restriction on Resales.  PVG understands that the Investor Shares to be purchased have not been registered under the Act, by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein or otherwise made pursuant hereto.  PVG acknowledges that the Investor Shares may be sold, transferred or otherwise disposed of only in the manner permitted under the Act.

5.                                      Conditions of the Investors’ Obligations at the Closing.  The obligations of the Investors to consummate the Closing under Section 2.2 of this Agreement are subject to the fulfillment of each of the following conditions as determined by, or waived by, the Investors on or before the Closing:

5.1                               Representations and Warranties.  Each of the representations and warranties of the Warrantors contained in Section 3 shall be true and complete in all material respects at and as of the date hereof and the Closing.

5.2                               Performance.  The Warrantor shall have performed and complied with in all material respects all obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by them on or before the Closing.

5.3                               Corporate Documents.  The Company shall have delivered to the Investors copies of the Board and shareholder consents required to approve the transactions contemplated hereby.

5.4                               Amended and Restated Memorandum and Articles.  The Company shall have delivered to the Investors a form of the Amended and Restated Memorandum and Articles of Association of the Company attached hereto as Exhibit B, substantially in the form to be adopted by the Company’s shareholders at the time of the IPO.

5.5                               Transaction Documents.  Each of the parties to the Transaction Documents, other than the Investors and MTK shall have executed and delivered such Transaction Documents to the Investors.

5.6                               Authorizations.  All Consents of any competent Government Authority that are required to be obtained by the Company in connection with the consummation of the transaction contemplated by the Transaction Documents shall have been duly obtained and effective as of the Closing.

5.7                               Independent Director.  Mr. Chen-Wen Tarn shall have been elected to the Board of the Company by shareholders of the Company, provided that Mr. Tarn shall satisfy the “independence” requirements of Sarbanes-Oxley Act and applicable rules of the securities exchange upon which the Company is seeking its listing.  The election of such director shall be evidenced by the register of directors of the Company, and a copy of the register of directors and shareholder resolutions shall be provided to the Investors.

5.8                               Liquidation Preference.  The Company shall issue Investor Shares that carry the right that upon any liquidation, dissolution, or winding up of the Company, before any distribution or payment shall be made to holders of Ordinary Shares other than Investor Shares, each Investor as holder of Investor Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the Initial Per Share Price per Investor Share (“Liquidation Preference”) then held by such Investor; provided that the Liquidation Preference shall terminate upon the IPO.  The Company shall adopt an amended Memorandum and Articles in a form reasonably acceptable to the Investors to include the Liquidation Preference on the Investor Shares, and a copy of the amended Memorandum and Articles and the relevant shareholder resolutions shall be provided to the Investors.

6.                                      Conditions of the Company’s Obligations at Closing.  The obligations of the Company to consummate the Closing under Section 2 of this Agreement are subject to the fulfillment of each of the following conditions as determined by, or waived by, the Company on or before the Closing:

6.1                               Representations and Warranties.  The representations and warranties of the Investors and MTK contained in Section 4 shall be true and complete in all material respects at and as of the date hereof and the Closing.

6.2                               Performance.  The Investors and MTK shall have performed and complied with in all material respects all covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by each of the Investors and MTK on or before the Closing.

6.3                               Transaction Documents.  Each of the parties to the Transaction Documents other than the Warrantors shall have executed and delivered such Transaction Documents to the Warrantors.

6.4                               Authorizations.  All Consents of any competent Government Authority that are required to be obtained by the Investors in connection with the consummation of the transaction contemplated by the Transaction Documents shall have been duly obtained and effective as of the Closing.

7.                                      Further Assurances and Post-Closing Covenants.

7.1                               Further Assurances.  Upon the terms and subject to the conditions herein, each Party agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Documents, provided that no Party shall be obligated to grant any waiver of any condition or other waiver hereunder.

7.2                               Use of Proceeds. The Company shall use the proceeds of the Purchase Price received by the Company only for the purpose of the expansion of the business and general working capital needs of the Group Companies or as otherwise approved by the Board of Directors.

7.3                               Delivery of Financial Statements and Other Reports.  The Company shall deliver to the Investors the following Financial Statements, which shall be in English and which shall reflect the financial status of all the Group Companies on a consolidated basis:

(i)                                     as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each financial year of the Company, (i) a consolidated balance sheet as of the last day of such year; (ii) a consolidated income statement for such year; and (iii) a consolidated statement of cash flows for such year; such year-end financial statements to be in reasonable detail, prepared in accordance with U.S. GAAP (or another internationally recognized accounting standard acceptable to the Investors) consistently applied and in each case setting forth in comparative form figures for the previous year and audited and certified by independent public accountants of internationally recognized standing, which shall in any event be one of the “Big Four” accounting firms, as selected by the Company with the approval of the Board of Directors and accompanied by a report and opinion thereon by such independent public accountants;

(ii)                                  as soon as practicable, but in any event within sixty (60) days after the end of each quarter of each financial year of the Company, management accounts of the Company, including (i) an unaudited consolidated balance sheet as of the last day of such quarter, (ii) an unaudited consolidated income statement for such quarter, and (iii) an unaudited consolidated statement of cash flows for such quarter, prepared in accordance with U.S. GAAP; and

(iii)                               such other information relating to the financial condition, business, prospects or corporate affairs of the Company as any Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this Section 7.3(iii) to (i) provide information which the Company reasonably deems in good faith to be a trade secret or similar confidential information or (ii) would adversely affect the attorney-client privilege between the Company and its counsel.

Notwithstanding anything else in Section 7.3(i), (ii) or (iii) to the contrary, (a) the Company may cease providing the information set forth in this Section 7.3(i), (ii) or (iii) from and after the date that is sixty (60) days prior to the Company’s good faith estimate of the date of filing of the registration effecting the IPO, to the extent required under the applicable rules of the regulatory authority with which the registration statement (or similar application for listing of the Ordinary Shares) is to be filed; provided that the Company exercises its reasonable best efforts to cause such registration statement to become effective;

and (b) the Company’s obligations under this Section 7.3 shall terminate upon the IPO.

7.4                               Tax Matters.  The Company shall, and shall cause each Group Company to, use its best efforts to timely and accurately file tax returns in each jurisdiction in which such returns are required to be filed.

7.5                               Independent Director. VODone undertakes not to vote to remove Mr. Chen-Wen Tarn from the Board after he is elected Director to the Board, provided that he shall not act, as determined by the Board, in breach of his fiduciary duty to the Company, and provided, further, that this undertaking shall terminate upon the earlier of (i) the IPO or (ii) the first anniversary of the Closing.

8.                                      Anti-Dilution.

Subject to the provisions of this Agreement, in the event that the Company issues any Ordinary Shares or any equity securities convertible into Ordinary Shares (other than in connection with a Permitted Issuance) for a price per Ordinary Share that is lower than the Initial Per Share Price (a “Dilutive Issuance”), then the Company shall issue a number of additional Ordinary Shares to each Investor free of cost (or, if higher, for the lowest price permitted under the Cayman Companies Law) determined as follows:

NIS = (IS x OIP / NIP) - IS

Where:

NIS                           =                                         the number of new Investor Shares to be issued to such Investor pursuant to this Section 8 as a result of the Dilutive Issuance;

IS                                    =                                         the number of Investor Shares held by such Investor immediately prior to the Dilutive Issuance;

NIP                           =                                         the Initial Per Share Price adjusted to reflect the Dilutive Issuance (as calculated below); and

OIP                           =                                         the Initial Per Share Price immediately prior to the Dilutive Issuance.

The Initial Per Share Price shall be adjusted following the occurrence of each Dilutive Issuance in accordance with the following formula:

NIP = OIP x  (SO + SP)

(SO + SAP)

Where:

SO                                =                                         the aggregate of all the Ordinary Shares in the fully diluted share capital of the Company (calculated after taking into account all the issued and outstanding Ordinary Shares of the Company, including the Investor Shares, and all outstanding options, warrants, convertible debentures, including any ESOP, from time to time, and all other convertible securities of the Company as if all such options, warrants, convertible debentures and all other convertible securities were converted to or exercised for Ordinary Shares at that point in time);

SP                                  =                                         The consideration received by the Company for the Ordinary Shares issued under the Dilutive Issuance divided by the Initial Per Share Price immediately prior to the Dilutive Issuance; and

SAP                         =                                         The number of Ordinary Shares (on a fully diluted basis) actually purchased in the allotment pursuant to the Dilutive Issuance triggering this Section 8.

Any Ordinary Shares issued to such Investor pursuant to this Section 8 shall be deemed to be “Investor Shares” for all purposes hereunder.

The Company’s obligations under this Section 8 shall terminate upon the closing of the IPO if the IPO involves a Market Capitalization equal to or greater than US$300,000,000.

9.                                      Put Option.

In the event that (i) the IPO is consummated on or prior to the first anniversary of the Closing and the Market Capitalization of the IPO is below US$300,000,000, or (ii) the IPO has not been consummated on or prior to the first anniversary of the Closing (any event described in (i) or (ii), a “Put Exercise Event”), then the Investors shall have the option, jointly and not severally, to require the Company to purchase all but not less than all of the Investor Shares (“Put Option”) held by the Investors by providing a notice (the “Equity Put Notice”) to the Company within twenty (20) days of the occurrence of the Put Exercise Event, in which case the Company shall be required to purchase, no later than 60 days of the date of receipt of the Equity Put Notice, all of the Investor Shares at a price equal to the sum of (a) the Purchase Price of all Investor Shares held by the Investors, plus (b) an amount in interest accruing on the Purchase Price of all Investor Shares based on the PBOC Rate (the “Equity Put Price”) on the date of the Closing.  The Equity Put Price shall be paid in cash by the Company to the Investors free and clear of and without reduction or withholding for any transaction costs, fees and Taxes. The Company shall reimburse Core Tech any Tax that Core Tech may incur from payment of the Purchase Price (but not the interest accrued) by the Company to Core Tech upon the exercise of the Put Option.  VODone undertakes that the Company shall have, and it shall cause the Company to have, sufficient cash to pay the Equity Put Price upon the exercise of the Put Option by the Investors.

10.                               Transfers; Lock-Up.

10.1.                     Pre-IPO Transfer Restrictions.  Except pursuant to Section 9 of this Agreement, prior to the IPO, each Investor shall not sell, transfer, assign, pledge or otherwise directly or indirectly dispose of any interest in (each, a “Transfer”) any Investor Shares, and MTK shall not Transfer any equity of Core Tech, without the prior written consent of the Company.

10.2.                     Post-IPO Lockup. Each Investor agrees that, for a period of one year following the IPO, it shall not Transfer any Investor Shares, except with the prior written consent of the Company.  Each Investor agrees also to enter into a lock-up agreement requested by the underwriters in the IPO, provided that such lock-up agreement shall be in the form substantially the same as the lock-up agreement entered into at the time of the IPO by other shareholders of the Company.

10.3.                     Legend.  Each certificate evidencing Investor Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHARE PURCHASE AGREEMENT DATED AS OF MARCH 21, 2012, AMONG THE COMPANY AND CERTAIN OF THE COMPANY’S SHAREHOLDERS.  A COPY OF SUCH SHARE PURCHASE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

10.4.                     Void Transfer.  Any Transfer or attempted Transfer of any Investor Shares in violation of any provision of this Section 10 shall be void ab initio, and the Company shall not record such Transfer on its books or treat any purported transferee of such Investor Shares as the owner of such shares for any purpose.

11.                               Strategic Cooperation.  MTK agrees to the following:

(i)                                     MTK will grant timely license of its MRE platform to the Company with necessary technical supports to enable the Company to speed up its product development on the MRE platform so the Company can more effectively expand its business on MTK’s platform, which had more than 500 million feature phone shipments in the year ended December 31, 2011;

(ii)                                  For the Company’s products developed based on the MRE platform, MTK would consider to explore the possibility of pre-installation alike assistance, provided that the Company passes necessary qualifications and reaching necessary business arrangements with MTK’s selected customers; and

(iii)                               Through this investment and MRE platform, the Company would become one of MTK’s close partners.

12.                               Indemnification.

12.1                        Survival of Warranties. The warranties and representations of the Warrantors, the Investors and MTK contained in this Agreement and the indemnity given by the Warrantors, the Investors and MTK pursuant to Section 12.2(i), Section 12.3(i) or Section 12.4(i), as applicable, shall survive the execution and delivery of this Agreement and the Closing until the end of business on the first anniversary of the Closing.  The covenants and agreements made by the

Warrantors, the Investors and MTK in this Agreement and the indemnity given by the Warrantors, the Investors and MTK pursuant to Section 12.2(ii), Section 12.3(ii) or Section 12.4(ii), as applicable, shall survive until such covenants and agreements are performed in accordance with their terms.

12.2                        Indemnity by Warrantors. The Warrantors hereby agree, jointly and severally, to indemnify and hold harmless the Investors and MTK, and their directors, officers, employees, Affiliates, agents and assigns (each, an “Investor and Parent Indemnitee”) against any and all Indemnifiable Losses (as defined below), directly or indirectly, as a result of, or based upon or arising from, (i) any inaccuracy in or breach of any of the representations, warranties made by the Warrantors in this Agreement, or (ii) any covenants or agreements made by the Company and VODone in this Agreement.  Except for claims attributable to fraud or willful misconduct of any of the Warrantors, the aggregate liability of the Warrantors to each Investor hereunder shall in no event exceed an amount equal to the Purchase Price paid by each Investor (“Cap”).

12.3                        Indemnity by Core Tech and MTK.  Core Tech and MTK hereby agree, jointly and severally, to indemnify and hold harmless the Warrantors, and the Warrantors’ directors, officers, employees, Affiliates, agents and assigns (each, a “Warrantor Indemnitee” and, together with each Investor and Parent Indemnitee, an “Indemnitee”) against any and all Indemnifiable Losses, directly or indirectly, as a result of, or based upon or arising from, (i) any inaccuracy in or breach of any of the representations, warranties made by Core Tech and MTK in this Agreement, or (ii) any covenants or agreements made by Core Tech and MTK in this Agreement.  Except for claims attributable to fraud or willful misconduct of any of Core Tech and MTK, the aggregate liability of each of Core Tech and MTK hereunder shall in no event exceed its Cap.

12.4                        Indemnity by PVG.  PVG hereby agrees to indemnify and hold harmless the Warrantors, and the Warrantor Indemnitees against any and all Indemnifiable Losses, directly or indirectly, as a result of, or based upon or arising from, (i) any inaccuracy in or breach of any of the representations, warranties made by PVG in this Agreement, or (ii) any covenants or agreements made by PVG in this Agreement.  Except for claims attributable to fraud or willful misconduct of PVG, the aggregate liability of PVG hereunder shall in no event exceed its Cap.

12.5                        Indemnifiable Loss.  For purposes of this Section 12, “Indemnifiable Loss” means, with respect to any Indemnitee, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Indemnitee, but not including any punitive, exemplary, incidental or consequential damages.

12.6                        Third Party Claims.  Promptly after the assertion by any third party of any claim (a “Third Party Claim”) against any Indemnitee that results or may result in the incurrence by such Indemnitee of any Indemnifiable Loss, such

Indemnitee shall promptly provide notice of such Third Party Claim to the parties from whom such indemnification could be sought (the “Indemnitors”).  After receipt of a notice of a Third Party Claim, the Indemnitors may, at their option, assume the defense of the Indemnitee against such Third Party Claim (including the employment of counsel and the payment of reasonable expenses); provided that such assumption of the defense of a Third Party Claim shall not be deemed to be an admission of liability for Indemnifiable Losses.  Any Indemnitee shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be an expense of the Indemnitors.  In no event will an Indemnitee consent to the entry of any judgment or enter into any settlement with respect to any Third Party Claim without the prior written consent of the Indemnitor (and in no event will an Indemnitor be liable for Indemnifiable Losses if such prior written consent is not obtained).

12.7                        Mitigation of Losses.  The amount of any Indemnifiable Loss subject to indemnification hereunder or of any claim therefor shall be calculated net of (a) any Tax Benefit (as defined below) and (b) any insurance proceeds received or receivable by such Indemnitee.  If any Indemnitee or any of their Affiliates receives a Tax Benefit after an indemnification payment is made, such Indemnitee shall promptly pay to the Indemnitors the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is realized.  For purposes hereof, “Tax Benefit” shall mean any refund of Taxes paid or reduction in the amount of Taxes which otherwise would have been paid, in each case computed at the highest marginal tax rates.  The Indemnitees shall seek full recovery under all insurance policies covering any Indemnifiable Loss to the same extent as they would if such Indemnifiable Loss were not subject to indemnification hereunder.  In the event that an insurance recovery is made by an Indemnitee or any of their Affiliates with respect to any Indemnifiable Loss for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Indemnitor.

13.                               Governing Law and Dispute Resolution.

13.1                        Governing Law.  This Agreement shall be governed by and construed under the Laws of the State of New York, without regard to principles of conflict of Laws thereunder.

13.2                        Dispute Resolution.

(i)                                     Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of any Party to the dispute with notice (the “Arbitration Notice”) to the other Parties.

(ii)                                  The Dispute shall be settled in Hong Kong in a proceeding conducted in English by one (1) arbitrator from the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the

“HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules.

(iii)                               Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents reasonably requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(iv)                              The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(v)                                 During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

14.                               Miscellaneous.

14.1                        Entire Agreement.  This Agreement and the Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof.

14.2                        Notices.  Any notice required pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule III (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties given in accordance with this Section 14).  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid.  Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.

14.3                        Publicity. Nothing in this Agreement shall restrict the Parties from making disclosure concerning this Agreement in any of their filings as required by applicable requirements of Law or in connection with the Company’s IPO.

14.4                        Fees and Expenses.  The Parties shall respectively pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.

14.5                        Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions.

14.6                        Rights Cumulative.  Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement.

14.7                        Amendments.  Any term of this Agreement may be amended only with the written consent of the Parties.  Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties hereto and their respective successors and permitted assigns.

14.8                        Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

14.9                        Waiver.  Any waiver must be in writing and signed and shall be effective only to the extent specifically set forth in such writing.

14.10                 Headings and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.11                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

CHINA MOBILE GAMES AND ENTERTAINMENT GROUP LIMITED

[affixed with company chop]
By:	/s/ Hendrick Sin
Name:
Title:

VODONE LIMITED

[affixed with company chop]
By:	/s/ Hendrick Sin
Name:
Title:

CORE TECH RESOURCES INC.

By:	/s/ Ta-Wei Ku
Name:	Ta-Wei Ku
Title:	Director

MEDIATEK INC.

By:	/s/ Gu Da Wei
Name:
Title:	CFO

PVG VENTURE CAPITAL PARTNERS (WUXI), LIMITED PARTNERSHIP

By:	/s/ [affixed with company seal]
Name:
Title:

Schedule I

Investor	Investor Shares	Purchase Price
Core Tech Resources Inc.	15,450,144	US$	7,000,000
PVG Venture Capital Partners (Wuxi), Limited Partnership	11,035,817	US$	5,000,000

Schedule II

Cap Table of the Company

	Pre-Closing			Post-Closing
Shareholder	Number of Shares		%	Number of Shares		%
Ordinary Shares
Dragon Joyce Limited(1)	106,081,732		34.8%	106,081,732		32.0%
Action King Limited(1)	59,999,000		19.7%	59,999,000		18.1%
OWX Holding Co. Ltd.(1)	43,081,734		14.1%	43,081,734		13.0%
King Reach Limited	38,000,000		12.5%	38,000,000		11.5%
Trilogic Investments Limited	25,800,000		8.5%	25,800,000		7.8%
Realphone Technology Co., Ltd.	18,600,000		6.1%	18,600,000		5.6%
Greatfaith Group Limited	7,600,000		2.5%	7,600,000		2.3%
VODone Limited	2,501,000		0.8%	2,501,000		0.8%
Directors and employees	2,925,084	(2)	1.0%	2,925,084	(2)	0.9%
Core Tech Resources Inc.	—		—	15,450,144		4.7%
PVG Venture Capital Partners (Wuxi), Limited Partnership	—		—	11,035,817		3.3%
Total:	304,588,550		100%	331,074,511		100%

Notes:

(1)                                 As of the date of this Agreement, VODone Limited holds 100% of the total issued share capital of Dragon Joyce Limited, OWX Holding Co. Ltd. and Action King Limited.

(2)                                 Includes restricted shares

SCHEDULE III

Address for Notices

If to the Company:

Address:	China Mobile Games and Entertainment Group Limited
Room 3006, Gloucester Tower
The Landmark
15 Queen’s Road, Central
Tel:	852 2869 8966
Fax:	852 2869 8960
Attention:	Ken Chang

With a copy to:

Address:	Kirkland & Ellis
26th Floor, Gloucester Tower
The Landmark
15 Queen’s Road, Central
Hong Kong
Fax:	852 3761 3301
David T. Zhang

If to VODone:

Address:	VODone Limited
Room 3006, Gloucester Tower
The Landmark
15 Queen’s Road, Central
Tel:	852 2213 0110
Fax:	852 2869 8960
Attention:	Hendrick Sin

With a copy to:

Address:	Kirkland & Ellis
26th Floor, Gloucester Tower
The Landmark
15 Queen’s Road, Central
Hong Kong
Fax:	852 3761 3301
David T. Zhang

If to Core Tech and MTK:

Address:	Mediatek Inc.
Core Tech Resources Inc.

No. 1, Dusing 1st Road, Hsinchu Science Park
Hsinchu City 30078
Taiwan, R.O.C.
Tel:	+886-3-567-0766
Fax:	+886-3-578-7610
Attention:	Steven Chiu

If to PVG:

Address:	PVG Venture Capital Partners (Wuxi), Limited Partnership
Room 1306-1, 13th Floor, No. 1 Building, 530 Mansion, Li-Yuan Development Park, Wuxi, Jiangsu Province, China
Tel:	+86-51-085126511
Fax:	+86-51-085123133
Attention:	Grace Ting

EXHIBIT A

MEMORANDUM AND ARTICLES OF ASSOCIATION

Company No.: 251102

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

China Mobile Games and Entertainment Group Limited

中國0手機遊戲娛樂集團有限公司

Incorporated on the 20th day of January 2011

INCORPORATED IN THE CAYMAN ISLANDS

THE COMPANIES LAW (2010 Revision)

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

China Mobile Games and Entertainment Group Limited

中國手機遊戲娛樂集團有限公司

1.                    The name of the Company is China Mobile Games and Entertainment Group Limited 中國手機遊戲娛樂集團有限公司.

2.                    The Registered Office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands or at such other place as the Directors may from time to time decide.

3.                    The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(a)               (i)                           To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(ii)                        To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(b)              To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(c)               To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(d)              To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organise any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(e)               To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration thereof.

(f)                 To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.

In the interpretation of this Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or else were in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.                    Except as prohibited or limited by the Companies Law (2010 Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.                    The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.                    The share capital of the Company is US$50,000.00 divided into 50,000 shares of a nominal or par value of US$1.00 each with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2010 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in this Memorandum of Association, the Company shall have no power to issue bearer shares, warrants, coupons or certificates.

7.                    If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (2010 Revision) and, subject to the provisions of the Companies Law (2010 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

I, the undersigned, are desirous of being formed into a Company pursuant to this Memorandum of Association and the Companies Law (2010 Revision), and we hereby agree to take the numbers of shares set opposite our name below.

Signature, Name, Occupation, and Address of Subscriber	Number of Shares Taken by Each Subscriber

(sd,)
YAN Man Sing Frankie	ONE
Accountant
of Room 3006,
Gloucester Tower,
The Landmark,
Central, Hong Kong

DATED 17 JAN 2011
WITNESS to the above signature :-
(sd.)
Siu Mei Hing Christine
Secretary
of Rooms 802-803, 8/F.,
Bonham Trade Centre,
50 Bonham Strand,
Sheung Wan, HK

CERTIFIED TO BE A TRUE AND CORRECT COPY
SIG.
(Sd.) Melanie E. Rivers-Woods
Assistant Registrar

Date: January 20 2011

THE COMPANIES LAW (2010 Revision)

Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

China Mobile Games and Entertainment Group Limited

中國手機遊戲娛樂集團有限公司

1.                    In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

“Articles”	means the Articles as originally framed or as from time to time altered by Special Resolution.

“Auditors”	means the persons for the time being performing the duties of auditors of the company.

“Company”	means the above named Company.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes bonus.

“Member”	shall bear the meaning as ascribed to it in the Statute.

“month”	means calendar month.

“paid-up”	means paid-up and/or credited as paid-up.

“registered office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“share”	includes a fraction of a share.

“Special
Resolution”	has the same meaning as in the Statute and includes a resolution approved in writing as described therein.

“Statute”	means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“written” and	include all modes of representing or reproducing words in visible form.
“in writing”

Words importing the singular number only include the plural number and vice versa.

Words importing the masculine gender only include the feminine gender.

Words importing persons only include corporations.

2.                    The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

3.                    The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.                    Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

5.                    Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$l.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.                    Subject to the provisions, if any, in that behalf in the Memorandum of Association and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in these Articles of Association, the Company shall be precluded from issuing bearer shares, warrants, coupons or certificates.

7.                    The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

TRANSFER OF SHARES

8.                    The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

9.                    The Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

10.              The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

REDEEMABLE SHARES

11.              (a)               Subject to the provisions of the Statute and the Memorandum of Association, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

(b)              Subject to the provisions of the Statute and the Memorandum of Association, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorised by the Company in general meeting and may make payment therefor in any manner authorised by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

12.              If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

13.              The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.              The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

15.              No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

16.              The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

17.              The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

18.              To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.              The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

20.              (a)               The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments.

(b)              A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)               The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21.              If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

22.              Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

23.              The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

24.              (a)               The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

(b)              No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

25.             (a)                If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of so much of the call, instalment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

(b)              If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c)               A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

26.              A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited hares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

27.              A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

28.              The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

29.              The Company shall be entitled to charge a fee not exceeding one dollar (US$l.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

30.              In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein ontained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

31.              (a)               Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)              If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

32.              A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION OF

REGISTERED OFFICE & ALTERATION OF CAPITAL

33.              (a)               Subject to and in so far as permitted by the provisions of the Statute, the Company may from time to time by ordinary resolution alter or amend its Memorandum of Association otherwise than with respect to its name and objects and may, without restricting the generality of the foregoing:

(i)                 increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine.

(ii)              consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)           by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iv)          cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)              All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)               Subject to the provisions of the Statute, the Company may by Special Resolution change its name or alter its objects.

(d)              Without prejudice to Article 11 hereof and subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(e)               Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

34.              For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

35.              In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

36.              If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

37.              (a)               Subject to paragraph (c) hereof, the Company shall within one year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

(b)              At these meetings the report of the Directors (if any) shall be presented.

(c)               If the Company is exempted as defined in the Statute it may but shall not be obliged to hold an annual general meeting.

38.             (a)                The Directors may whenever they think fit, and they shall on the requisition of Members of the Companyholding at the date of the deposit of the requisition not less than one-tenth of such of the paid-

up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)              The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)               If the Directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said 21 days.

(d)              A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

39.              At least five days notice shall be given of an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 38 have been complied with, be deemed to have been duly convened if it is so agreed:

(a)               in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies; and

(b)              in the case of any other general meeting by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 75 per cent in nominal value or in the case of shares without nominal or par value 75 per cent of the shares in issue, or their proxies.

40.              The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

41.              No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; two Members present in person or by proxy shall be a quorum provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

42.              A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

43.              If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.\

44.              The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

45.              If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

46.              The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

47.              At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any other Member present in person or by proxy.

48.              Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s Minute Book containing the Minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

49.              The demand for a poll may be withdrawn.

50.              Except as provided in Article 52, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

51.              In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

52.              A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

53.              Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every Member of record present in person or by proxy at a general meeting shall have one vote and on a poll every Member of record present in person or by proxy shall have one vote for each share registered in his name in the register of Members.

54.              In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

55.              A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

56.              No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

57.              No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

58.              On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

59.              The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

60.              The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

61.              The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

62.              A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

63.              Any corporation which is a Member of record of the Company may in accordance with its Articles or in the absence of such provision by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

64.              Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

65.              There shall be a Board of Directors consisting of not less than one or more than twelve persons (exclusive of alternate Directors) PROVIDED HOWEVER that the Company may from time to time by ordinary resolution increase or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscribers of the Memorandum of Association or a majority of them.

66.              The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

67.              The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

68.              A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

69.              A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

70.              A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

71.              A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

72.              No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

73.              A general notice that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 72 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

74.              Subject to the exception contained in Article 82, a Director who expects to be unable to attend Directors’ Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

75.              The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

76.              The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

77.              All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

78.              The Directors shall cause minutes to be made in books provided for the purpose:

(a)               of all appointments of officers made by the Directors;

(b)              of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)               of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

79.              The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

80.              The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

81.              (a)               The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)              The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)               The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)              Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.

MANAGING DIRECTORS

82.              The Directors may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

83.              The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS

84.              Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting. In case of an equality of votes, the Chairman shall have a second or casting vote.

85.              A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least two days notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Article 40 shall apply mutatis mutandis with respect to notices of meetings of Directors.

86.              The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two, a Director and his appointed alternate Director being considered only one person for this purpose, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one. For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

87.              The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

88.              The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

89.              The Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

90.              A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

91.              All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

92.              Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

93.              (a)               A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

(b)              The provisions of Articles 59-62 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

94.              The office of a Director shall be vacated:

(a)               if he gives notice in writing to the Company that he resigns the office of Director;

(b)              if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)               if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)              if he is found a lunatic or becomes of unsound mind.

APPOINTMENT AND REMOVAL OF DIRECTORS

95.              The Company may by ordinary resolution appoint any person to be a Director and may in like manner remove any Director and may in like manner appoint another person in his stead.

96.              The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total amount of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

PRESUMPTION OF ASSENT

97.              A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

98.              (a)               The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)              The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)               A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

99.              The Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

100.        Subject to the Statute, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefore.

101.        The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the

Company and pending such application may, at the like discretion, be employed in the business of the Company.

102.        No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Statute.

103.        Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

104.        The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

105.        The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

106.        Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

107.        No dividend or distribution shall bear interest against the Company.

CAPITALISATION

108.        The Company may upon the recommendation of the Directors by ordinary resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

109.        The Directors shall cause proper books of account to be kept with respect to:

(a)               all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)              all sales and purchases of goods by the Company;

(c)               the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

110.        The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

111.        The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

112.        The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

113.        The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

114.        Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

115.        Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

116.        Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

117.        (a)               Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of 60 hours after the letter containing the same is posted as aforesaid.

(b)              Where a notice is sent by cable, telex, telecopy or electronic message, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation and to have been effected on the day the same is sent as aforesaid.

118.        A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

119.        A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

120.        Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)               every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members.

(b)              every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting; and No other person shall be entitled to receive notices of general meetings.

WINDING UP

121.        If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

122.        If the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

INDEMNITY

123.        The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

FINANCIAL YEAR

124.        Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

AMENDMENTS OF ARTICLES

125.        Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

TRANSFER BY WAY OF CONTINUATION

126.        If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

(sd,)
YAN Man Sing Frankie
Accountant
of Room 3006,
Gloucester Tower,
The Landmark,
Central, Hong Kong

DATED 17 JAN 2011
WITNESS to the above signature :-
(sd.)
Siu Mei Hing Christine
Secretary
of Rooms 802-803, 8/F.,
Bonham Trade Centre,
50 Bonham Strand,
Sheung Wan, HK

CERTIFIED TO BE A TRUE AND CORRECT COPY

SIG.
(Sd.) Melanie E. Rivers-Woods
Assistant Registrar

Date: January 20 2011

EXHIBIT B

FORM OF IPO AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

THE COMPANIES LAW (2011 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

CHINA MOBILE GAMES AND ENTERTAINMENT GROUP LIMITED

中國手機遊戲娛樂集團有限公司

(adopted by a Special Resolution on [•] 2012 and effective immediately upon the completion of the Company’s initial public offering of Class A Ordinary Shares represented by American Depositary Shares )

THE COMPANIES LAW (2011 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

CHINA MOBILE GAMES AND ENTERTAINMENT GROUP LIMITED

中國手機遊戲娛樂集團有限公司

(adopted by a Special Resolution passed on [•] 2012 and effective immediately upon the completion of the Company’s initial public offering of Ordinary Shares represented by American Depositary Shares)

1                                          The name of the Company is China Mobile Games and Entertainment Group Limited中國手機遊戲娛樂集團有限公司.

2                                          The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3                                          The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4                                          The liability of each Member is limited to the amount unpaid on such Member’s shares.

5                                          The authorised share capital of the Company is US$1,000,000 divided into 750,000,000 Class A Ordinary Shares each of a nominal or par value of US$0.001 and 250,000,000 Class B Ordinary Shares each of a nominal or par value of US$0.001.  The Company has the power to redeem or purchase any of its shares and to subdivide or consolidate, increase or reduce the said capital subject to the provisions of the Companies Law (2011 Revision) and the Articles of Association and to issue all or any part of its capital, whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore provided.

6                                          The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

2

7                                          Terms that are not defined in this Amended and Restated Memorandum of Association bear the same meaning as those given in the Amended and Restated Articles of Association of the Company.

3

THE COMPANIES LAW (2011 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

CHINA MOBILE GAMES AND ENTERTAINMENT GROUP LIMITED

中國手機遊戲娛樂集團有限公司

(adopted by Special Resolution passed on [•], 2012 and effective immediately upon the completion of the Company’s initial public offering of Class A Ordinary Shares represented by American Depositary Shares)

INTERPRETATION

1                                          In these Articles, Table A in the First Schedule to the Companies Law does not apply and, unless there is something in the subject or context inconsistent therewith, the defined terms shall have the meanings assigned to them as follows:

“ADS”	means an American depositary share representing Class A Ordinary Shares;

“Affiliate”

means (i) in the case of a natural person or an entity controlled by a natural person, such person’s parents, grandparents, parents-in-law, grandparents-in-law, spouse, sibling, sibling-in-law, children, grandchildren, cousin, nephew, niece, uncle or aunt, a trust for the benefit of any of the foregoing (including such person himself/herself), a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing, (ii) in the case of an entity, a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty percent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, share having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

“Articles”	means these articles of association of the Company, as from time to time supplemented, altered, added to or substituted;

“Board”	means the board of directors of the Company for the time being;

“business day”	means a day (excluding Saturdays or Sundays), on which banks in Hong Kong, Beijing and New York are open for general banking business throughout their normal business hours;

“Chairman”	shall bear the meaning as ascribed to it in Article 86(c);

“Class A Ordinary Share”	means a class A ordinary share each of a nominal or par value of US$0.001 in the authorized share capital of the Company;

“Class B Ordinary Share”	means a class B ordinary share each of a nominal or par value of US$0.001 in the authorized share capital of the Company;

“Commission”	means Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Companies Law”

means the Companies Law (2011 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof. Where any provision of the Companies Law is referred to, the reference is to that provision as amended by any law for the time being in force;

“Company”	means China Mobile Games and Entertainment Group Limited中國手機遊戲娛樂集團有限公司, a Cayman Islands exempted company limited by shares;

“Company’s Website”	means the website of the Company, the address or domain name of which has been notified to Members;

“Designated Stock Exchange”	means the NASDAQ Stock Market, the New York Stock Exchange or any other internationally recognized stock exchange where the Company’s securities are traded;

“Directors”	means the directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

“electronic” or “electronically”

has the meaning given to it in the Electronic Transactions Law (2003 Revision) of the Cayman Islands and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“electronic communication”

means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“in writing”

includes writing, printing, lithograph, photograph, type-writing and every other mode of representing words or figures in a legible and non-transitory form and, only where used in connection with a notice served by the Company on Members or other persons entitled to receive notices hereunder, shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

“Member”	has the meaning given to it in the Companies Law;

“Memorandum of Association”	means the Memorandum of Association of the Company, as amended and re-stated from time to time;

“month”	means calendar month;

“Ordinary Resolution”	means a resolution:

(a)

passed by a simple majority of votes cast by such Members as, being entitled to do so, vote in person or, in the case of any Member being an organization, by its duly authorized representative or, where proxies are allowed, by proxy at a general meeting of the Company; or

(b)

approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“Ordinary Shares”	means the Class A Ordinary Shares and Class B Ordinary Shares, collectively;

“paid up”	means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“Register of Members”	means the register to be kept by the Company in accordance with the Companies Law;

“Seal”	means the common seal of the Company, including every duplicate seal;

“Securities Act”

means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“share”	means any share in the capital of the Company and includes a fraction of a share;

“signed”

includes a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

“Special Resolution”	has the meaning given to it in the Companies Law and includes a unanimous written resolution;

“Statutes”	means the Companies Law and other laws and regulations of the Cayman Islands for the time being in force concerning companies and affecting the Company;

“Treasury Share”	means a share held in the name of the Company as a treasury share in accordance with the Companies Law; and

“year”	means calendar year.

2                                          In these Articles, save where the context requires otherwise:

(a)                                  words importing the singular number shall include the plural number and vice versa;

(b)                                 words importing the masculine gender shall include the feminine gender;

(c)                                  words importing persons include corporations as well as any other legal or natural person;

(d)                                 “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)                                  “may” shall be construed as permissive and “shall” shall be construed as imperative;

(f)                                    a reference to a dollar or dollars (or $) is a reference to dollars of the United States;

(g)                                 references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

(h)                                 any phrase introduced by the terms “including,” “include,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(i)                                     the term “and/or” is used herein to mean both “and” as well as “or”. The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(j)                                     headings are inserted for reference only and shall be ignored in construing the Articles; and

(k)                                  Sections 8 and 19 of the Electronic Transactions Law (2003 Revision) shall not apply.

3                                          Subject to the last two preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4                                          The business of the Company may be conducted as the Directors see fit.

5                                          The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine.  The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6                                          The Directors shall keep, or cause to be kept, the Register of Members at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register of Members shall be kept at the registered office.

ISSUE OF SHARES

7                                          Subject to applicable law, rules, regulations and the relevant provisions, if any, in the Memorandum of Association and these Articles, the Directors may, in their absolute discretion and without the approval of the Members, cause the Company to issue such amounts of additional shares (including, without limitation, preference shares) (whether in certificated form or non-certificated form), grant rights over existing shares or issue other securities in one or more series as they deem necessary and appropriate and determine designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the then outstanding shares, at such times and on such other terms as they think proper.  The Company shall not issue shares in bearer form.

REGISTER OF MEMBERS AND SHARE CERTIFICATES

8                                          A share is deemed to be issued when the name of the holder is entered in the Register of Members. The Company shall maintain a Register of Members and every person whose name is entered as a Member in the Register of Members shall, without payment, be entitled to a certificate within two months after allotment and issue or the approval of an instrument of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors.  All certificates shall specify the share or shares held by that person, provided that in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all. All certificates for shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register of Members.

9                                          Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

10                                    Any two or more certificates representing shares of any one class held by any Member may at the Member’s request be cancelled and a single new certificate for such shares issued in lieu of payment (if the Directors shall so require) of US$1.00 or such smaller sum as the Directors shall determine.

11                                    If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the relevant Member upon request subject to delivery of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

12                                    In the event that shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

RIGHTS AND RESTRICTIONS ATTACHING TO ORDINARY SHARES

13                                    The rights and restrictions attaching to the Ordinary Shares are as follows:

(a)                                  Income

Holders of Ordinary Shares shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time.

(b)                                 Capital

Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company (other than on a conversion, redemption or purchase of shares, or an equity financing or series of financings that do not constitute the sale of all or substantially all of the shares of the Company).

(c)                                  Attendance at General Meetings and Voting

Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all time vote together as one class on all matters submitted to a vote for Members’ consent.  Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to five (5) votes on all matters subject to the vote at general meetings of the Company.

(d)                                 Conversion

(i)                                     Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

(ii)                                  Upon any sale, pledge, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares; provided that, except as set forth in Article 13(d)(iii) below, a change in the beneficial ownership of Class B Ordinary Shares from a holder of Class B Ordinary Shares to an Affiliate of such holder shall not cause a conversion under this Article 13(d)(ii).

(iii)                               Within six months after a transfer by a holder of Class B Ordinary Shares to an Affiliate of such holder, if there is a change of the beneficial ownership of the Class B Ordinary Shares held by the Affiliate, such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares. For the avoidance of doubt, a transfer shall be effective upon the Company’s registration of such transfer in its register of Members. For purposes of Article 13(d)(ii) and Article 13(d)(iii), “beneficial ownership” shall have the meaning defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended.

TRANSFER OF SHARES

14                                    (a)                                  The instrument of transfer of any share shall be in writing and in such usual or common form or such other form as the Directors may in their discretion approve and be executed by or on behalf of the transferor and shall be accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.  The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

(b)                                 All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

(c)                                  The Directors may, in their absolute discretion, and without assigning any reason, refuse to register a transfer of any share which is not fully paid up or upon which the Company has a lien.

(d)                                 The Directors may also decline to register any transfer of any share unless:

(i)                                     the instrument of transfer is lodged with the Company, accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(ii)                                  the instrument of transfer is in respect of only one class of shares;

(iii)                               the instrument of transfer is properly stamped, if required;

(iv)                              in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; or

(v)                                 the shares transferred are free of any lien in favour of the Company.

(e)                                  Save as specified in Article 14(c) and (d), the Directors may not refuse to register a transfer of shares made in compliance with these Articles. If the Directors refuse to register a transfer of any shares, they shall within two months after the date on which the transfer was lodged with the Company send to each of the transferor and transferee notice of the refusal.

15                                    The registration of transfers of shares may be suspended and the Register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration shall not be suspended nor the Register of Members closed for more than 30 calendar days in any year.

REDEMPTION, PURCHASE AND SURRENDER OF OWN SHARES

16                                    Subject to the provisions of the Statutes and these Articles, the Company may:

(a)                                  issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Member or the Company on such terms and in such manner as the Directors may, before the issue of the shares, determine;

(b)                                 purchase its own shares (including any redeemable shares) provided that the Members shall have approved the manner of purchase by ordinary resolution or the manner of purchase shall be in accordance with the following Articles 17 and 18; and

(c)                                  make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statutes, including out of capital.

17                                    Purchase of shares which are represented by ADSs listed on a Designated Stock Exchange: the Company is authorized to purchase any shares which are represented by ADSs listed on a Designated Stock Exchange in accordance with the following manner of purchase:

(a)                                  in the event that the Company purchases any ADSs, it shall also purchase the shares underlying such ADS in accordance with this Article;

(b)                                 the maximum number of shares that may be repurchased shall be equal to the number of issued and outstanding shares less one share; and

(c)                                  the repurchase of the ADSs and the underlying shares shall be at such time, at such price and on such other terms as determined and agreed by the Board of Directors in their sole discretion provided however that:

(i)                                     such repurchase transactions shall be in accordance with the relevant code, rules and regulations applicable to the listing of the ADSs on the Designated Stock Exchange;

(ii)                                  such repurchase transactions shall be in accordance with the Companies Law; and

(iii)                               at the time of the repurchase, the Company is able to pay its debts as they fall due in the ordinary course of its business.

18                                    Purchase of shares not represented by ADSs listed on a Designated Stock Exchange: the Company is authorized to purchase any shares not underlying ADSs listed on a Designated Stock Exchange in accordance with the following manner of purchase:

(a)                                  the Company shall serve a repurchase notice in a form approved by the Directors on the Member from whom the shares are to be repurchased at least two business days prior to the date specified in the notice as being the repurchase date;

(b)                                 the price for the shares being repurchased shall be such price as agreed between the Directors and the applicable Member;

(c)                                  the date of repurchase shall be the date specified in the repurchase notice; and

(d)                                 the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Directors and the applicable Member in their sole discretion.

19                                    The purchase of any share shall not oblige the Company to purchase any other share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

20                                    The holder of the shares being purchased shall be bound to deliver to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

21                                    The Directors may accept the surrender for no consideration of any fully paid share.

TREASURY SHARES

22                                    The Directors may, prior to the purchase, redemption or surrender of any share, determine that such share shall be held as a Treasury Share.

23                                    The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

VARIATION OF RIGHTS ATTACHING TO SHARES

24                                    If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to these Articles, be varied or abrogated with the consent in writing of all the holders the issued shares of that class or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

25                                    The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

26                                    The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu therewith.

COMMISSION ON SALE OF SHARES

27                                    The Company may, in so far as the Statutes from time to time permit, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

28                                    No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statutes) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

29                                    The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any)

                                                thereon.  The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

30                                   The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 calendar days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or to the persons entitled thereto by reason of the death or bankruptcy of such registered holder.

31                                    To give effect to any such sale, the Directors may authorize any person to transfer the shares sold to, or in accordance with the direction of, the purchaser thereof.  The purchaser or his nominee shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

32                                    The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

33                                    Subject to the terms of allotment, the Directors may from time to time make calls upon the Members in respect of any money unpaid on their shares, and each Member shall (subject to receiving at least 14 calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares.  A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

34                                    The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

35                                    If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum from the day appointed for the payment thereof to the time of the actual payment at such rate as the Directors may determine, but the Directors may waive payment of that interest wholly or in part.

36                                    An amount payable in respect of a share on allotment or at any fixed date, whether on account of the par value of the share or premium or otherwise, shall be deemed to be a call and if it is not paid, all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

37                                    The Directors may make arrangements on the issue of shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

38                                    The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would otherwise become payable) pay interest at such rate as may be agreed upon between the Member paying the sum in advance and the Directors.  No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

39                                    If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

40                                    The notice shall name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

41                                    If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

42                                    A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

43                                    A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of all monies due and payable by him with respect to those shares.

44                                    A certificate in writing under the hand of a Director of the Company, and that a share in the Company has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.  The Company may receive the consideration, if any, given for the share or any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

45                                    The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the par value of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

46                                    The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

47                                    The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share.  In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share.  The estate of a deceased Member is not thereby released from any liability in respect of any share, which had been jointly held by him.

48                                    Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Member in respect of the share or, instead of being registered himself, to have some person nominated by him as the transferee.  If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

49                                    A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided, however, that the Directors may at any time give notice requiring any such person to elect either to be registered or to transfer the share, and if the notice is not complied with within 90 calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

50                                    The Company may by Ordinary Resolution:

(a)                                  increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

(b)                                 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)                                  sub-divide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)                                 cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

51                                    The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

52                                    All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfers, transmission, forfeiture and otherwise as the shares in the original share capital.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

53                                    For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 30 calendar days.  If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members, such register shall be so closed for at least 10 calendar days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

54                                    In lieu of or apart from closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members or any adjournment thereof, or for the purpose of determining those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose.

55                                    If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

56                                    All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

57                                    (a)                                  The Company may hold an annual general meeting but shall not (unless required by the Companies Law) be obliged to hold an annual general meeting.

(b)                                 At these meetings the report of the Directors (if any) shall be presented.

58                                    (a)                                  The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b)                                 A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than one-tenth in par value of the share capital of the Company as at that date carries the right of voting at general meetings of the Company.

(c)                                  The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Company’s place of business, and may consist of several documents in like form each signed by one or more requisitionists.

(d)                                 If the Directors do not within 21 calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the second said 21 calendar days.

(e)                                  A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

59                                    At least seven calendar days’ notice shall be given for any general meeting.  Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)                                  in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

(b)                                 in the case of an extraordinary general meeting by Members (or their proxies) having a right to attend and vote at the meeting and holding not less than seventy-five per cent (75%) in par value of the shares giving that right.

60                                    The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

61                                    No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business.  Members holding not less than an aggregate of one-third of all paid up voting share capital of the Company present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative or proxy and entitled to vote shall be a quorum for all purposes.  A person may participate at a general meeting by conference telephone or other communication equipment by means of which all the persons participating in the meeting can communicate with each other.  Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

62                                    If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved.  In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day, time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

63                                    The Chairman of the Board of Directors shall preside as chairman at every general meeting of the Company.

64                                    If at any meeting the Chairman of the Board of Directors is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose a chairman of the meeting.

65                                    The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 calendar days or more, not less than 7 calendar days’ notice of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

66                                    At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more Members present in person or by proxy entitled to vote and who together hold not less than 10 percent of all paid up voting share capital of the Company, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

67                                    The demand for a poll may be withdrawn.

68                                    If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

69                                    A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

70                                    In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

VOTES OF MEMBERS

71                                    Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person, who is present by its duly authorised representative or proxy, at a general meeting of the Company shall have one vote and, on a poll, shall have one vote for each share registered in his name in the Register of Members. If and to the extent allowed by the Statutes, Members may vote electronically.

72                                    In the case of joint holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

73                                    A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person may, on a poll, vote by proxy.

74                                    No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

75                                    No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid.  Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

76                                    On a poll or on a show of hands, votes may be given either personally or by proxy.  A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting.  Where a Member appoints more than one proxy, the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

77                                    A Member holding more than one share need not cast the votes in respect of his shares in the same way on any resolution and therefore may vote a share or some or all such shares either for or against a resolution and/or abstain from voting a share or some or all of the shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a share or some or all of the shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

78                                    A resolution in writing signed (in one or more counterparts) by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

PROXIES

79                                    Subject to Article 81, the instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised.  A proxy need not be a Member of the Company.

80                                    The instrument appointing a proxy shall be deposited at such place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director; provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at such place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company.  The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited.  An instrument of proxy that is not deposited in the manner permitted shall be invalid.

81                                    The instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. If and to the extent allowed by the Statutes, Members may provide proxies electronically.

82                                    Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at such place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company, before the commencement of the general meeting or adjourned meeting at which the proxy is sought to be used.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING

83                                    Any corporation or other non-natural person which is a Member or a Director may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or of the Board of Directors or of a committee of the Board of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

CLEARING HOUSES

84                                    If a clearing house (or its nominee) is a Member, it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of members of the Company provided that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such person is so authorised.  A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual Member of the Company holding the number and class of shares specified in such authorisation.

SHARES THAT MAY NOT BE VOTED

85                                    Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time

DIRECTORS

86                                    (a)                                  Unless otherwise determined by the Company in a general meeting, the number of Directors shall not be less than three Directors.  Notwithstanding the foregoing, so long as the Company’s American Depositary Shares representing Ordinary Shares are listed on the New York Stock Exchange, the Board composition shall comply with applicable rules of the New York Stock Exchange, including those relating to Independent Directors (as such term is defined under applicable rules of the New York Stock Exchange).

(b)                                 Each Director shall hold office until the expiration of his term and until his successor shall have been elected and qualified.

(c)                                  The Board of Directors shall have a Chairman of the Board of Directors elected and appointed by a majority of the Directors then in office.  The Directors may also elect a Vice Chairman of the Board of Directors (the “Vice Chairman”).  The Chairman shall preside as chairman at every meeting of the Board of Directors.  To the extent the Chairman is not present at a meeting of the Board of Directors, the Vice Chairman, or in his absence, the attending Directors may choose one Director to be the chairman of the meeting.  The Chairman’s voting right as to the matters to be decided by the Board of Directors shall be the same as other Directors.

(d)                                 The Company may by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy on the Board or as an addition to the existing Board.

(e)                                  The Directors by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, or the sole remaining Director, shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board, subject to the Company’s compliance with director nomination procedures required under applicable corporate governance rules of the Designated Stock Exchange, as long as the Company’s securities are traded on the Designated Stock Exchange.

(f)                                    Any Director appointed by the Directors to fill a casual vacancy or as an addition to the existing Board shall hold office until the next general meeting of Members after his appointment and be subject to re-election at such meeting.

87                                    The chairman may be removed from office by Special Resolution and any other Director may be removed from office by Special Resolution or by the Board at any time before the expiration of his term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

88                                    The Directors may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Directors on various corporate governance related matters as the Board shall determine by resolution from time to time.

89                                    A Director shall not be required to hold any shares in the Company by way of qualification.  A Director who is not a Member of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and of all classes of shares of the Company.

DIRECTORS’ FEES AND EXPENSES

90                                    The Directors may receive such remuneration as the Directors may from time to time determine. A Director may be entitled to be repaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

91                                    Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Articles.

ALTERNATE DIRECTOR

92                                    Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present.  Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote.  A Director may at any time in writing revoke the appointment of an alternate appointed by him.  Such alternate directors shall be deemed for all purposes to be a director of the Company and shall not be deemed to be the agent of the Director appointing him.  An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.  Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

93                                    Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director or, in the absence of such instructions, at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally.  The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

94                                    Subject to the provisions of the Companies Law, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company.  No resolution made by the Company in a general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

95                                    Subject to these Articles, the Directors may from time to time appoint any person, whether or not a director of the Company, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of the Chief Executive Officer, President, one or more Vice Presidents, Chief Operating Officer, Chief Financial Officer, Manager or Controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit.  The Directors may also appoint one or more of their number to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

96                                    The Directors may delegate any of their powers to any committee consisting of one or more Directors.  They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director.  Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

97                                    The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit, and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

98                                    The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

99                                   The Directors may establish any committees, local boards or agencies, or appoint any person to be a manager or agent, for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards and may fix the remuneration of any of the aforesaid.  Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

100                              The Directors may delegate to any such committee, local board, agency, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors.  Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

101                              Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

102                              The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

RETIREMENT OF DIRECTORS

103                              (a)                                  Notwithstanding any other provisions in the Articles, at each annual general meeting one-third of the Directors for the time being (or, if their number is not a multiple of three (3), the number nearest to but not greater than one-third) shall retire from office by rotation.

(b)                                 A retiring Director shall be eligible for re-election.  The Directors to retire by rotation shall include (so far as necessary to ascertain the number of directors to retire by rotation) any Director who wishes to retire and not to offer himself for re-election.  Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.  Any Director appointed pursuant to Article 86(d) or 86(f) shall not be taken into account in determining which particular Directors or the number of Directors who are to retire by rotation.

(c)                                  No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any general meeting unless a Notice signed by a Member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also a Notice signed by the person to be proposed of his willingness to be elected shall have been lodged at the head office or at the Registration Office provided that the minimum length of the period, during which such Notice(s) are given, shall be at least seven calendar days and that the period for lodgement of such Notice(s) shall commence no earlier than the day after the dispatch of the notice of the general meeting appointed for such election and end no later than seven calendar days prior to the date of such general meeting.

DISQUALIFICATION OF DIRECTORS

104                              The office of Director shall be vacated, if the Director:

(a)                                  becomes bankrupt or makes any arrangement or composition with his creditors;

(b)                                 is found to be or becomes of unsound mind or dies;

(c)                                  resigns his office by notice in writing to the Company;

(d)                                 without special leave of absence from the Board, is absent from three consecutive meetings of the Board and the Board resolves that his office be vacated;

(e)                                  is prohibited by law from being a Director; or

(f)                                    ceases to be a Director by virtue of any provision of the Statutes or is removed from office pursuant to these Articles.

PROCEEDINGS OF DIRECTORS

105                              Subject to Article 86, the Directors may meet together (whether within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit.  Questions arising at any meeting of the Directors shall be decided by a majority of votes.  In case of an equality of votes the Chairman shall have a second or casting vote.  A Director may at any time summon a meeting of the Directors by at least three calendar days’ notice in writing to every other Director and alternate Director, which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

106                              A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.  Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

107                              The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be a majority of the Directors then in office.  A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum.  A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.  A meeting of the Directors at which a quorum is present when the meeting proceeds to business shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

108                              A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors.  A general notice given to the Directors by any Director to the effect that he is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.  A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

109                              A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director or alternate Director is in any way interested be liable to be voided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established.  A Director or alternate director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

110                              Any Director or alternate Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director; provided that nothing herein contained shall authorise a Director or alternate Director, or his firm, to act as auditor to the Company.

111                              The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)                                  all appointments of officers made by the Directors;

(b)                                 the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)                                  all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

112                              When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

113                              A resolution in writing signed (in one or more counterparts) by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of the Directors as the case may be, duly called and constituted.

114                              The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act only to increase the number, or to summon a general meeting of the Company, but for no other purpose.

115                              The Chairman shall preside as chairman at every meeting of the Board of Directors.  To the extent that the Chairman is not present at any meeting within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

116                              A committee appointed by the Directors may elect a chairman of its meetings.  If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the committee members present may choose one of their number to be chairman of the meeting.

117                             A committee appointed by the Directors may meet and adjourn as it thinks proper.  Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

118                              All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

119                              A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favour of such action.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

120                              Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Directors may from time to time declare dividends and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

121                              Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Company by Ordinary Resolution may declare dividends or distributions, but no dividend or distribution shall exceed the amount recommended by the Directors.

122                              The Directors may, before recommending or declaring any dividend or distribution, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends or distributions, or for any other purpose to which those funds may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

123                              Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the Member or by cheque sent to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct.  Every such cheque shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

124                              The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

125                              No dividend or distribution shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Law, the share premium account.

126                              Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, all dividends or distributions shall be declared and paid according to the amounts paid or credited as fully paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company, dividends or distributions may be declared and paid according to the amounts of the shares.  No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

127                              The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

128                              If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend, distribution or other moneys payable on or in respect of the share.

129                              No dividend or distribution shall bear interest against the Company.  Any dividend or distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such dividend or distribution may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or distribution shall remain as a debt due to the Member.  Any dividend or distribution which remains unclaimed after a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company.

BOOK OF ACCOUNTS

130                              The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company.  Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

131                              The books of account shall be kept at such place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

132                              The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Statutes or authorised by the Directors or by the Company by Ordinary Resolution.

133                              The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors.

ANNUAL RETURNS AND FILINGS

134                             The Board shall make the requisite annual returns and any other requisite filings in accordance with the Companies Law.

AUDIT

135                              The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

136                              Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

137                              Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

THE SEAL

138                              The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors.  Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or an officer or other person appointed by the Directors for the purpose.

139                              The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

140                              A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

141                              Subject to Article 95, the Company may have a Chief Executive Officer and a Chief Financial Officer appointed by the Directors.  The Directors may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time subscribe.

CAPITALISATION OF PROFITS

142                              The Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.  In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

NOTICES

143                             Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile, or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the Member to the Company or by placing it on the Company’s Website.  In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

144                              Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

145                              Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

146                              Any notice or other document, if served by (a) post, shall be deemed to have been served five calendar days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five calendar days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier), or (b) facsimile, shall be deemed to have been served upon confirmation of receipt, or (c) recognised delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to provide that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier, or (d) electronic means as provided herein shall be deemed to have been served and delivered on the day following that on which it is successfully transmitted or at such later time as may be prescribed by any applicable laws or regulations.

147                              Any notice or document delivered or sent to any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

148                              Notice of every general meeting shall be given to:

(a)                                  every person shown as a Member in the Register of Members on the record date for such meeting except in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members;

(b)                                 every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)                                  each Director and Alternate Director.

No other person shall be entitled to receive notices of general meetings.

149                              Whenever notice is required to be given under any provision of these Articles, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Members, Directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by these Articles.

INFORMATION

150                              No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members to communicate to the public.

151                              The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the Register of Members and transfer books of the Company.

INDEMNITY

152                              To the fullest extent permissible under the Companies Law, every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles) or officer of the Company (including for the purposes of this Article former Directors and former officers)  shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a Director or officer of the Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

153                              Expenses (including attorneys’ fees, costs and charges) incurred by a Director or officer of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Company pursuant to Article 152.

154                              No such Director or officer of the Company shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such Director or officer.  References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

FINANCIAL YEAR

155                              Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

WINDING UP

156                              If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the shares held by them.  If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.  This Article is without prejudice to the rights of the holders of shares issued upon special terms and conditions.

157                              Subject to these Articles, if the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution of the Company, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is any liability.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND NAME OF COMPANY

158                              The Company may at any time and from time to time by Special Resolution alter or amend these Articles or the Memorandum of Association of the Company, in whole or in part, or change the name of the Company.

REGISTRATION BY WAY OF CONTINUATION

159                              The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing.  In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.